[QUARLES & BRADY LLP LETTERHEAD]






                                                                  April 2, 2002



Board of Directors
The Catholic Funds, Inc.
110 West Wells Street
Milwaukee WI 53233

         Re:      Tax Opinion for Registration Statement on Form N-14

Ladies and Gentlemen:

     We are acting as counsel to The Catholic Funds, Inc., a Maryland corporation ("The Catholic Funds"), in connection with the proposed transfer of the assets of The Catholic Disciplined Capital Appreciation Fund (the "Capital Appreciation Fund"), a series of The Catholic Funds, to The Catholic Equity Fund (the "Equity Fund"), another series of The Catholic Funds, solely in exchange for Equity Fund shares to be distributed to the Capital Appreciation Fund shareholders in liquidation of the Capital Appreciation Fund. The transactions will occur pursuant to The Catholic Disciplined Capital Appreciation Fund Plan of Reorganization and Liquidation (the "Plan"), dated as of January 7, 2002, executed by The Catholic Funds on behalf of the Capital Appreciation Fund and the Equity Fund. The Plan is attached as Appendix A to the Proxy
Statement/Prospectus   (the  "Proxy   Statement/Prospectus")   relating  to  the
Reorganization which is a part of the Registration Statement under the Securities Act of 1933 on Form N-14 (the "Registration Statement"), filed by The Catholic Funds on January 30, 2002, with the Securities and Exchange Commission. This opinion is rendered pursuant to Section 3.9 of the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

     In rendering our opinion, we have examined the Registration Statement and the Plan and have, with your permission, relied upon, and assumed as correct,
(i) the factual information contained in the Registration Statement; (ii) the representations and covenants contained in the Plan; (iii) the factual representations made by The Catholic Funds on behalf of the Capital Appreciation Fund and the Equity Fund contained in the representation letter of The Catholic Funds dated the date hereof and attached hereto as Exhibit A; and (iv) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

     On the basis of the information, representations and covenants contained in the foregoing materials and assuming the Reorganization is consummated in the manner described in the Plan and the Proxy Statement/ Prospectus included in the Registration Statement, we are of the opinion that:

     (i) The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Capital Appreciation Fund and the Equity Fund will each be a "party to" the Reorganization within the meaning of Section 368(b) of the Code;

     (ii) No gain or loss will be recognized by the Capital Appreciation Fund upon the transfer of substantially all of its assets to the Equity Fund in exchange solely for the Equity Fund Shares;

     (iii) No gain or loss will be recognized by the Capital Appreciation Fund on the distribution of the Equity Fund Shares to the Capital Appreciation Fund Shareholders;

     (iv) No gain or loss will be recognized by the Equity Fund upon the receipt by it of substantially all of the assets of the Capital Appreciation Fund in exchange solely for the Equity Fund Shares;

     (v) No gain or loss will be recognized by the Capital Appreciation Fund Shareholders upon the liquidation of the Capital Appreciation Fund and the related surrender of their shares of the Capital Appreciation Fund in exchange for the Equity Fund Shares;

     (vi) The Equity Fund's basis in the assets acquired from the Capital Appreciation Fund will be the same as the basis of those assets in the hands of the Capital Appreciation Fund immediately prior to the Reorganization;

     (vii) The holding period of the assets of the Capital Appreciation Fund received by the Equity Fund in the Reorganization will include the period during which such assets were held by the Capital Appreciation Fund;

     (viii) The basis of the Equity Fund Shares received by each Capital Appreciation Fund Shareholder in connection with the Reorganization will be the same as the Capital Appreciation Fund Shareholder's basis in his or her Capital Appreciation Fund Shares immediately prior to the Reorganization;

     (ix) The holding period of the Equity Fund Shares received by each Capital Appreciation Fund Shareholder in connection with the Reorganization will include such Capital Appreciation Fund Shareholder's holding period of his or her Capital Appreciation Fund Shares held immediately prior to the Reorganization, provided that such Capital Appreciation Fund Shares were held by such Capital Appreciation Fund Shareholder as a capital asset as of the Effective Time;

     (x) The Equity Fund will succeed to and take into account as of the Effective Time the items of the Capital Appreciation Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code, and the applicable Treasury Regulations thereunder.

     (xi) The discussion in the Proxy Statement/Prospectus under the captions "Synopsis - Federal Tax Consequences and "The Proposed Reorganization - Federal Tax Considerations," to the extent it constitutes summaries of legal matters or legal conclusions, is accurate in all material respects.

     This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by The Catholic Funds, the Capital Appreciation Fund, or the Equity Fund contrary to such representations might adversely affect the conclusions stated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the captions "Synopsis - Federal Tax Consequences" and "The Proposed Reorganization
- Federal Tax Considerations" in the Proxy Statement/Prospectus included in the Registration Statement.

                                                Very truly yours,

                                                /s/  Quarles & Brady LLP
                                                -------------------------
                                                Quarles & Brady LLP

Enclosures



               The Catholic Disciplined Capital Appreciation Fund
                            The Catholic Equity Fund
                            The Catholic Funds, Inc.
                             1100 West Wells Street
                           Milwaukee, Wisconsin 53095


                                  April 2, 2002


Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee WI  53202-4497

Re: Tax Opinion with Respect to the Acquisition of the Assets of The Catholic Disciplined Capital Appreciation Fund, a Series of The Catholic Funds, Inc., by The Catholic Equity Fund, a Series of The Catholic Funds, Inc.

Ladies and Gentlemen:

     We have requested your opinion with respect to certain federal income tax questions in connection with the proposed acquisition of the assets of The Catholic Disciplined Capital Appreciation Fund (the "Capital Appreciation Fund"), a series of The Catholic Funds, Inc. ("The Catholic Funds"), by the Catholic Equity Fund (the "Equity Fund"), another series of The Catholic Funds, pursuant to the Catholic Disciplined Capital Appreciation Fund Plan of Reorganization and Liquidation (the "Plan"), dated as of January 7, 2002, executed by The Catholic Funds on behalf of the Capital Appreciation Fund and the Equity Fund. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan. In order to assist you in rendering your opinion, The Catholic Funds, on behalf of the Capital Appreciation Fund and the Equity Fund, makes the following representations to you with the understanding that you will rely on these representations in rendering your opinion:

     1. The Catholic Funds is a diversified, open-end management investment company and registered as such with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

     2. Each series of The Catholic Funds (including the Capital Appreciation Fund and Equity Fund) is a segregated portfolio of assets, the beneficial interests in which are owned by the holders of a class or series of voting stock of The Catholic Funds that is preferred over all other classes or series in respect to such portfolio of assets.

     3. The Catholic Funds is a regulated investment company within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

     4. The Capital Appreciation Fund has been eligible to elect and has elected to be taxed as a regulated investment company as defined in Sections 851 through 855 of the Code, and for all of its taxable periods, has qualified, and in the case of the Capital Appreciation Fund's last short taxable period ending on the effective date of the Reorganization, will qualify for the special tax treatment afforded regulated investment companies under Sections 851 through 855 of the Code. The Equity Fund will elect to be taxed as a regulated investment company as defined in Sections 851 through 855 of the Code for its first taxable period, which includes the date of the Reorganization, and will qualify for the special tax treatment afforded regulated investment companies under Sections 851 through 855 of the Code.

     5. The Capital Appreciation Fund will distribute the stock it receives in the transaction, and its other properties (if any) and liquidate pursuant to the Plan.

     6. The fair market value of the Equity Fund stock received by each Capital Appreciation Fund shareholder will be approximately equal to the fair market value of the Capital Appreciation Fund stock surrendered in the exchange.

     7. The fair market value of the Capital Appreciation Fund assets transferred to the Equity Fund in exchange for the Equity Fund stock will be approximately equal to the fair market value of such Equity Fund stock. The Equity Fund will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Capital Appreciation Fund immediately prior to the transaction. For purposes of this representation, amounts used by the Capital Appreciation Fund to pay its Reorganization expenses, and all redemptions and distributions (except for regular normal distributions and regular normal redemptions pursuant to the 1940 Act and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of the Capital Appreciation Fund's business as an open end investment company) made by the Capital Appreciation Fund immediately preceding the transfer will be included as assets of the Capital Appreciation Fund held immediately prior to the Reorganization.

     8. During the 5-year period ending on the effective date of the Reorganization, (i) neither the Capital Appreciation Fund nor any person related (as defined in Treasury Regulations, Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to the Capital Appreciation Fund will have acquired Capital Appreciation Fund stock with consideration other than Equity Fund stock or Capital Appreciation Fund stock, and (ii) no distributions will have been made with respect to Capital Appreciation Fund stock (other than normal, regular, dividend distributions made pursuant to the Capital Appreciation Fund's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for: (a) distributions described in Sections 852 and 4982 of the Code, as required for the Capital Appreciation Fund's tax treatment as a regulated investment company; and (b) redemptions by the Capital Appreciation Fund of its stock in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the 1940 Act.

     9. There is no plan or intention for the Equity Fund or any person related (as defined in Treasury Regulations, Section 1.386-1(e)(3)) to the Equity Fund, to acquire during the 5-year period beginning on the effective date of the Reorganization with consideration other than Equity Fund stock, Equity Fund stock furnished in exchange for a proprietary interest in the Capital Appreciation Fund in the Reorganization either directly or through a transaction, agreement, or arrangement with any other person, other than redemptions by the Equity Fund in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the 1940 Act.

     10. During the 5-year period ending on the effective date of the Reorganization, neither the Equity Fund nor any person related (as defined in Treasury Regulations, Section 1.386- (e) (3)) to the Equity Fund will have acquired Capital Appreciation Fund stock with consideration other than Equity Fund Stock.

     11. There is no plan or intention by the Capital Appreciation Fund shareholders who own 5% or more of the stock of the Capital Appreciation Fund, and to the best knowledge of the management of The Catholic Funds there is no plan or intention on the part of the other shareholders of the Capital Appreciation Fund, to cause the Equity Fund to redeem a number of shares of the Equity Fund stock received in the Reorganization that would reduce the ownership by the shareholders of the Capital Appreciation Fund of the Equity Fund stock to a number of shares having a value, as of the date of the Reorganization, of less than 50% of the value of all the formerly outstanding stock of the Capital Appreciation Fund as of the same date. Shares of the Capital Appreciation Fund stock and shares of the Equity Fund held by the Capital Appreciation Fund shareholders and redeemed prior to or subsequent to the Reorganization will be considered in making this representation.

     12. Following the Reorganization the Equity Fund will either (i) continue the historic business of the Capital Appreciation Fund, or (ii) use a significant portion of the historic business assets acquired from the Capital Appreciation Fund in its business, except that: (A) a portion of these historic assets may be sold or otherwise disposed of in the ordinary course of the Equity Fund's business and to the extent necessary to maintain its status as a series of an open-end investment company under the 1940 Act; and (B) the Equity Fund may sell assets received in the Reorganization and will reinvest the proceeds consistent with its investment objectives and policies, provided that after taking into account sales of assets by the Capital Appreciation Fund prior to the Reorganization for the purpose of meeting the investment objectives and policies of the Equity Fund, the Equity Fund will hold at least 34% of the historic business assets of the Capital Appreciation Fund. Otherwise the Equity Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Capital Appreciation Fund acquired in the Reorganization.

     13. The Equity Fund will assume none of the liabilities of the Capital Appreciation Fund, nor will any of the Capital Appreciation Fund assets be subject to any liabilities.

     14. The shareholders of the Capital Appreciation Fund and the Equity Fund will each pay their own expenses, if any, incurred in connection with the Reorganization.

     15. The Capital Appreciation Fund and/or its investment adviser will pay the Capital Appreciation Fund's Reorganization expenses, and the Equity Fund and/or its investment adviser will pay the Equity Fund's Reorganization expenses.

     16. None of the compensation received by any shareholder of The Catholic Funds who is also an employee of the Capital Appreciation Fund or The Catholic Funds will be separate consideration for, or allocable to, any of his or her Capital Appreciation Fund shares; none of the shares of the Equity Fund received by any such shareholder of the Capital Appreciation Fund pursuant to the Agreement will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any such shareholder of the Capital Appreciation Fund will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

     17. Neither The Catholic Funds nor any portfolio thereof (including the Capital Appreciation Fund and the Equity Fund) is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     18. There is no intercorporate indebtedness existing between the Capital Appreciation Fund and the Equity Fund that was issued, acquired, or will be settled at a discount.

     We understand that your opinion will be expressly conditioned on the premise that all of the facts, representations, and assumptions upon which you are relying, whether contained herein or in the documents you have been provided, are accurate and complete, and will be accurate and complete at all relevant times. We further understand that your opinion will be subject to the qualifications and limitations set forth in your opinion letter.

                                             Very truly yours,

                                             THE CATHOLIC FUNDS, INC.
                                             On Behalf Of
                                             The Catholic Disciplined Capital
                                             Appreciation Fund and
                                             The Catholic Equity Fund


                                             By:  /s/ Theodore F. Zimmer
                                                  -----------------------------
                                                  Theodore F. Zimmer, President